EXHIBIT (j)(5)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Susan A. Pickar and  Alexander D. Hudson, or any one of them, each with full power of substitution and resubstitution, her attorney-in fact and agent, for such person and in such person’s names, place and stead, in any and all capacities, to sign Post-Effective Amendments to the Plan Investment Fund, Inc. Registration Statement, Registration No. 002-99584, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, may do or cause to be done by virtue thereof.  Furthermore, the person whose signature appears below revokes any prior appointments of attorney-in-fact with regards to the Plan Investment Fund, Inc. Registration Statement.

IN WITNESS WHEREOF, the undersigned has hereunto set her hand as of the date indicated below.

/s/ Jennifer J. Allen		April 16, 2020
Signature		Date

Name:	Jennifer J. Allen

Title:	Trustee of Plan Investment Fund, Inc.

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